Table of Contents

As filed with the Securities and Exchange Commission on May 11, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

iPower Inc.

(Exact name of registrant as specified in its charter)

Nevada	5200	82-5144171
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2399 Bateman Avenue

Duarte, CA 91010

(626) 863-7344

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________________________________________

Chenlong Tan

Chief Executive Officer

2399 Bateman Avenue

Duarte, CA 91010

(626) 863-7344

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________________________________

With copies to:

Stephen A. Weiss, Esq. Megan J. Penick, Esq. Michelman & Robinson LLP 800 Third Avenue New York, New York 10022 Telephone: (212) 730-7700	William L. Hughes, Esq. Marsha Mogilevich, Esq. Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, California 94105 Tel: (415) 773-5700 Fax: (415) 773-5759

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-252629

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[_]	Accelerated filer	[_]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [_]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	414,000	$5.00	$2,070,000	$226

(1)	Includes 54,000 shares subject to the underwriters’ over-allotment option.
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of Common Stock which may be issued after the date hereof as a result of stock splits, stock dividends and similar events.
(3)	Previously paid. The Registrant previously registered a total of 3,450,000 shares having a proposed maximum aggregate offering price of $31,050,000 on its Registration Statement on Form S-1 (File No. 333-252629), which was declared effective by the Securities and Exchange Commission on May 11, 2021. In accordance with Rule 462(b) under the Securities Act, an additional 414,000 shares of common stock having a proposed maximum offering price of $2,070,000 is hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANTORY NOTE

This Registration Statement is being filed with respect to the registration of an additional 414,000 additional shares of common stock of iPower Inc., a Nevada corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-252629) (the “Prior Registration Statement”), initially filed by the Registrant on February 1, 2021 and declared effective by the Securities and Exchange Commission on May 11, 2021.

The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

EXHIBITS, FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description

5.1	Legal Opinion of Michelman & Robinson LLP
23.1	Consent of UHY LLP
23.2	Consent of Michelman & Robinson LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duarte, of the State of California, on May 11, 2021.

iPOWER INC.

By:	/s/ Chenlong Tan
Chenlong Tan
Chairman, Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signature appears below constitute and appoint Chenlong Tan as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this document in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Chenlong Tan	Chief Executive Officer, President, and Chairman of the Board	May 11, 2021
Chenlong Tan	(Principal Executive Officer)

/s/ Kevin Vassily	Chief Financial Officer	May 11, 2021
Kevin Vassily	(Principal Financial Officer)

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